Exhibit 99.1

PRESS RELEASE

China Security & Surveillance Technology, Inc. Reports Fourth-Quarter and Full-Year 2009 Results

Highlighted by Encouraging Earnings Growth, Full-Year Solid and Positive Cash Flow, and Robust Growth in Revenues from Government Sector

SHENZHEN, China, March 2, 2010 (PRNewswire-Asia)

  Fourth-quarter revenues increased 27.3% to $182.71 million
  Fourth-quarter gross margin increased 610 basis points sequentially
  Fourth-quarter net income attributable to CSST increased 132.3% to $26.06 million and EPS increased 65.2% to $0.38
  Full-year revenue increased 35.9% to $580.87 million
  Full-year net income attributable to CSST increased 73.6% to $56.58 million and EPS increased 40.3% to $1.01
  $52.60 million full-year net cash from operating activities versus $39.10 million net cash used in operating activities in 2008 – the best-ever annual totals for CSST
  Fourth-quarter and full-year EPS reflected the growing demand for CSST’s products and services, success of convertible notes restructuring and effective cost control measures
  Robust growth in revenues from government sector in the full year 2009, driven by government’s accelerated efforts to promote safe city and e-city projects

Note: CSST’s fourth-quarter and full-year 2009 earnings conference call will be broadcast live via the Internet at 8 a.m. ET on Tuesday, March 2, 2010, at http://irpage.net/csct/index.html.

China Security & Surveillance Technology, Inc. ("CSST" or the "Company") (NYSE: CSR; Nasdaq Dubai: CSR), a leading provider of digital surveillance technology in the P.R.C., today reported fourth-quarter and full-year 2009 results highlighted by encouraging earnings growth, full-year solid and positive cash flow, and robust growth in revenues from government sector in China. Full-year 2009 EPS grew 40.3%, driven by the growing demand for CSST’s products and services, success of convertible notes restructuring, as well as solid execution of cost control initiatives.

Full-year 2009 revenues totaled $580.87 million; and net cash from operating activities totaled $52.60 million, versus $39.10 million net cash used in operating activities in 2008.

“Despite the economic environment, we had a solid 2009 and led the industry in many areas,” said Mr. Guoshen Tu, Chairman and Chief Executive Officer of CSST. “Our system installation business in government sector, particularly safe city and e-city projects, continues to ramp, improving our government revenue profile. We landed several major e-city projects in China, and we continued to see robust growth in the corporate sector.”

PRESS RELEASE

“During the past year, we took major steps to improve CSST’s financial position for 2010 and beyond. The success of our convertible notes restructuring has improved our capital structure and strengthened our balance sheet. We also delivered our cost initiatives which yielded positive results for our earnings,” said Mr. Tu.

Fourth-Quarter Financial Results

To simplify its presentation, and in recognition of the completed restructuring of convertible notes, starting third quarter 2009, CSST no longer presents Non-GAAP results and instead presents reported results accompanied by details on key factors impacting results.

For the quarter ended December 31, 2009, CSST's revenues totaled $182.71 million, compared with $143.55 million in the year-earlier quarter and up 14.3% from the third quarter of 2009. This marked CSST’s third consecutive quarter with double-digital revenue growth.

Gross profit totaled $51.48 million, up 43.8% from $35.81 million in the year-earlier period. Gross margin increased to 28.2% from 24.9% for the same period in 2008. Sequentially, gross margin increased 610 basis points as a result of expanded profitability of the installation segment. Correspondingly, income from operations increased to $28.20 million, up 68.4% from the year-earlier quarter. Operating margin increased to 15.4%, compared with 11.7% in the year-earlier quarter and 10.8% in the third quarter of 2009.

Net income attributable to CSST totaled $26.06 million, up 132.3% compared with $11.22 million in the year-earlier quarter, and diluted earnings per share totaled $0.38, compared with $0.23 in the year-earlier quarter.

Full-Year Financial Results

For the full year 2009, CSST’s revenues totaled $580.87 million, up 35.9% versus $427.35 million in 2008. The growth reflected the strong demand for CSST’s products and services, CSST’s established brand awareness and extensive distribution network. Government customers accounted for 52% of total revenues, while corporate customers accounted for 48%. Organic revenues for 2009 totaled $543.89 million, or 93.6% of total revenues, compared to $361.5 million or 84.6% in 2008. Non-organic revenues totaled $36.98 million or 6.4% of total revenues.

Gross profit totaled $142.87 million, up 18.5% from $120.54 million in 2008. Gross margin was 24.6%, down 360 basis points from 28.2% last year. The slight drop was due to the decrease of selling prices and relatively lower margin for smaller-scale projects. It was also a result of CSST’s efforts to maintain market share and expand customer base in China.

PRESS RELEASE

Operating income increased 14.8% to $65.96 million while operating margin decreased to 11.3%, as a result of lower gross margin.

Net income attributable to CSST totaled $56.58 million, up 73.6% from $32.60 million in 2008; and diluted earnings per share totaled $1.01 versus $0.72 in 2008.

CSST recognized a total of non-cash items at $36.36 million, down from $42.97 million in 2008. There were three components for the non-cash expenses, which were $12.74 million, or $0.23 per diluted share related to depreciation and amortization; $18.09 million, or $0.32 per diluted share related to non-cash employee compensation; and $14.85 million, or $0.26 per diluted share from redemption accretion on convertible notes prior to the restructuring. CSST also recorded a one-time non-cash gain on modification of convertible notes of $9.32 million, or $0.17 per diluted share. Weighted average diluted share count increased to 56.17 million compared with 45.28 million in 2008.

CSST’s full-year net cash from operating activities totaled $52.60 million, versus $39.10 million net cash used in operating activities for 2008. As of December 31, 2009, CSST’s cash balance was $154.48 million, compared with $100.98 million at the end of the third quarter.

Financial Outlook

For the full year 2010, CSST reaffirms its revenue projection of $800 to $820 million and diluted earnings per share of $1.15 to $1.20.

“Looking ahead, mainland demand for our products and services continues to be strong, and we are well positioned at the center of this growth,” said Mr. Tu. “The announced acquisitions in 2009 will continue to provide us with a growth platform to expand our industry-leading capabilities in security and surveillance offerings. Our market leadership in China continues to set us apart as we roll out more products and services this year and expand security service capabilities in the years ahead.”

“We will further accelerate our efforts to secure sizeable government contracts and capitalize on the growing opportunities in safe city and e-city projects. We will continue cost-improvement initiatives to maintain a healthy margin for our business. Our fundamental outlook for the business is positive,” concluded Mr. Tu.

About China Security & Surveillance Technology, Inc.

Based in Shenzhen, China, CSST manufactures, distributes, installs and services surveillance and safety products and systems as well as develops surveillance and safety related software in China. Its customers are mainly comprised of commercial and government entities and non-profit organizations. CSST has built a diversified customer base through its extensive sales and service network that includes branch offices and distribution points throughout China. To learn more about the Company visit http://www.csst.com

PRESS RELEASE

Safe Harbor Statement

This press release may include certain statements that are not descriptions of historical facts, but are forward-looking statements. Such statements include, among others, those concerning our expected financial performance and strategic and operational plans, our future operating results, our expectations regarding the market for surveillance and safety products, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. Forward-looking statements can be identified by the use of forward-looking terminology such as 'will,' 'believes,' 'expects' or similar expressions. Such information is based upon expectations of our management that were reasonable when made but may prove to be incorrect. All of such assumptions are inherently subject to uncertainties and contingencies beyond our control and based upon premises with respect to future business decisions, which are subject to change. We do not undertake to update the forward-looking statements contained in this press release. For a description of the risks and uncertainties that may cause actual results to differ from the forward-looking statements contained in this press release, see our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ('SEC'), and our subsequent SEC filings. Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system at http://www.sec.gov

For more information, please contact:

Company Contact:
Terence Yap, Chief Financial Officer and Vice Chairman
China Security & Surveillance Technology, Inc.
Tel: +86-755-8351-5634 Email: ir@csst.com

Investor and Media Contact:
Patrick Yu, Fleishman-Hillard Hong Kong
Tel: +852-2530-2577
Email: patrick.yu@fleishman.com

PRESS RELEASE

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
FOR THE THREE MONTHS ENDED DECEMBER 31, 2009 AND 2008
Expressed in thousands of U.S. dollars
(Except for share and per share amounts)

	Three Months Ended
	December 31
	2009	2008
	(Unaudited)	(Unaudited)
Revenues	$182,719	$143,548
Cost of goods sold	131,232	107,728
Gross profit	51,487	35,820
Selling and marketing	3,646	3,547
General and administrative	16,599	13,026
Depreciation and amortization	3,041	2,499
Income from operations	28,201	16,748
Interest income	88	47
Interest expense	(1,939)	(6,167)
Other income, net	830	1,069
Income before income taxes	27,180	11,697
Income taxes	(1,125)	(476)
Net income	26,055	11,221
Add: Net loss attributable to the noncontrolling interest	3	2
Net income attributable to the Company	26,058	11,223

NET INCOME PER SHARE ATTRIBUTABLE TO THE COMPANY’S COMMON SHAREHOLDERS
BASIC	$0.41	$0.24
DILUTED	$0.38	$0.23

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
BASIC	62,942,000	47,514,000
DILUTED	68,939,000	48,157,000

PRESS RELEASE

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008
Expressed in thousands of U.S. dollars
(Except for share and per share amounts)

	2009	2008
	(Unaudited)
Revenues	$580,870	$427,354
Cost of goods sold (including depreciation and amortization for the years ended December 31, 2009 and 2008 of $1,009 and $762, respectively)	438,005	306,813
Gross profit	142,865	120,541
Selling and marketing	12,496	12,056
General and administrative (including non-cash employee compensation for the years ended December 31, 2009 and 2008 of $18,087 and $13,837, respectively)	52,677	42,295
Depreciation and amortization	11,731	8,729
Income from operations	65,961	57,461
Interest income	215	218
Gain on modification of convertible notes	9,315	-
Interest expense	(19,731)	(21,765)
Other income, net	2,500	2,236
Income before income taxes	58,260	38,150
Income taxes	(1,733)	(5,580)
Net income	56,527	32,570
Add: Net loss (income) attributable to the noncontrolling interest	50	33
Net income attributable to the Company	56,577	32,603
Foreign currency translation (loss) gain	(1,602)	17,294
Comprehensive income attributable to the Company	54,975	49,897
Comprehensive (loss) income attributable to the noncontrolling interest	(50)	(33)
COMPREHENSIVE INCOME	$54,925	$49,864

NET INCOME PER SHARE ATTRIBUTABLE TO THE COMPANY’S COMMON SHAREHOLDERS
BASIC	$1.10	$0.73
DILUTED	$1.01	$0.72

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
BASIC	51,317,000	44,721,000
DILUTED	56,171,000	45,284,000

PRESS RELEASE

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2009 AND 2008
Expressed in thousands of U.S. dollars
(Except for share and per share amounts)

	2009	2008
	(Unaudited)
ASSETS
Cash and cash equivalents	$154,483	$47,779
Accounts receivable, net	251,604	148,205
Inventories, net	70,141	117,042
Prepayment and deposits	4,706	7,280
Advances to suppliers	39,399	17,120
Other receivables	26,692	14,065
Deferred tax assets - current portion	13	32
Total current assets	547,038	351,523

Deposits paid for acquisition of subsidiaries, properties and intangible assets	7,199	7,855
Plant and equipment, net	75,447	74,523
Land use rights, net	7,733	7,675
Intangible assets	54,677	56,913
Contingently returnable acquisition consideration	-	1,176
Goodwill	79,511	73,216
Deferred financing cost	1,953	1,082
Deferred tax assets - non-current portion	-	253
TOTAL ASSETS	$773,558	$574,216

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Notes payable – short term	$57,116	$10,242
Obligation under product financing arrangements – short term
	5,184	2,469
Guaranteed senior unsecured notes payable – short term
	35,701	-
Accounts and bills payable	68,817	50,756
Accrued expenses	26,762	10,263
Advances from customers	27,503	28,621
Taxes payable	14,835	4,115
Payable for acquisition of businesses, properties and land use rights	5,105	11,915
Deferred income	1,868	1,207
Total current liabilities	242,891	119,588

LONG TERM LIABILITIES
Notes payable – long term	-	2,853
Obligation under product financing arrangements – long term
	6,541	4,214
Guaranteed senior unsecured notes payable – long term
	43,988	-
Net deferred tax liabilities	773	-
Convertible notes payable – long term	-	143,342
Total liabilities	294,193	269,997

EQUITY
Preferred stock, $0.0001 par value; 10,000,000 shares authorized, 0 shares issued and outstanding

Common stock, $0.0001 par value; 290,000,000 shares authorized, 67,866,730 (2009) and 49,142,592 (2008) shares issued and outstanding	7	5
Additional paid-in capital	285,025	164,806
Retained earnings	165,982	109,405
Statutory surplus reserve fund	804	804
Accumulated other comprehensive income	27,565	29,167
Total equity of the Company	479,383	304,187
Noncontrolling interest	(18)	32
Total equity	479,365	304,219
TOTAL LIABILITIES AND EQUITY	$773,558	$574,216

PRESS RELEASE

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008
Expressed in thousands of U.S. dollars
(Except for share and per share amounts)

	2009	2008
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$56,527	$32,570
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	12,740	9,491
Provision for doubtful accounts	2,432	401
Provision for obsolete inventories	348	14
Amortization of consultancy services	11	135
Non-cash compensation expense	18,087	13,837
Amortization of deferred financing cost	646	206
Redemption accretion on convertible notes	14,851	19,641

Gain on modification of convertible notes	(9,315)	-

Amortization of debt discount	1,249	-
Deferred taxes	1,045	142

Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	(104,332)	(73,827)

Related party receivables	-	587
Other receivables	(12,324)	(2,060)
Inventories	47,313	(63,306)
Prepayment and deposits	2,793	(2,381)
Advances to suppliers	(22,233)	(12,850)
Increase (decrease) in:
Accounts and bills payable and accrued expenses	32,736	21,312
Advances from customers	(1,156)	17,077
Taxes payable	10,525	(318)
Deferred income	660	229
Net cash provided by (used in) operating activities	52,603	(39,100)

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to plant and equipment	(4,143)	(6,129)
Additions to intangible assets, other than through business acquisitions	(2,585)	(2,320)
Additions to land use rights, other than through business acquisitions	(174)	(5,101)
Deposits paid for acquisition of subsidiaries	(3,259)	(3,790)
Deposits refunded for acquisition of subsidiaries	1,904	1,943

Deposits paid for acquisition of properties and intangible assets	-	(357)
Net cash outflow on acquisition of net assets of businesses acquired (net of cash acquired)	273	(10,997)

Payments of payable for acquisition of businesses, properties and land use rights	(11,077)	-

Payments of adjustment to cost of acquisitions related to resolved contingencies	(425)	-

Proceeds from disposal of land use rights and properties	-	3,379
Net cash used in investing activities	(19,486)	(23,372)

CASH FLOWS FROM FINANCING ACTIVITIES:
New borrowings, net of issuance costs	65,874	17,401
Repayment of borrowings	(21,865)	(19,386)
New borrowings from obligation under product financing arrangements	8,362	6,687
Repayment of obligation under product financing arrangements	(4,511)	(1,143)

Repayment of convertible notes payables	(52,500)	-

Warrants exercised	-	277
Issue of common stock, net of issuing expenses	80,179	9,700
Net cash provided by financing activities	75,539	13,536

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	108,656	(48,936)
Effect of exchange rate changes on cash	(1,952)	7,644

Cash and cash equivalents, beginning of year	47,779	89,071
CASH AND CASH EQUIVALENTS, END OF YEAR	$154,483	$47,779